AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                  FORM 8-K / A
                       AMENDMENT TO APPLICATION OR REPORT
                  Filed Pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934




                        UNITED DOMINION REALTY TRUST, INC
             (Exact name of registrant as specified in its charter)



                                 AMENDMENT NO. 1


The undersigned registrant hereby amends its Current Report on Form 8-K dated September 11, 1998, which was filed with the Securities and Exchange Commission on October 23, 1998. The discussion previously reported under Item 2 - Acquisition or Disposition of Assets was revised to be reported under Item 5 - Other Events, as the acquisition was not consummated until December 7, 1998.


ITEM 5.  Other Events.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                     UNITED DOMINION REALTY TRUST, INC.
                                                (Registrant)




                                     /s/ Robin R. Flanagan
                                     -------------------------------------
                                     Robin R. Flanagan, Assistant Vice President
                                          and Chief Accounting Officer







Date:   December 21, 1998

ITEM 5.Other Events

         On September 11, 1998, United Dominion Realty Trust, Inc. (United Dominion), entered into an Agreement and Plan of Merger (Merger Agreement) between United Dominion and American Apartment Communities II, Inc. (AAC). Pursuant to the Merger Agreement, each share of AAC common and preferred stock is entitled to receive 7.812742 shares of United Dominion Series D Convertible Preferred Stock (Preferred Stock) and $46.1824 in cash. In exchange for the Preferred Stock and cash, United Dominion will acquire AAC's 79.1% interest in AAC II, LP. In addition, United Dominion entered into a Partnership Interest Purchase and Exchange Agreement (Partnership Exchange Agreement) between United Dominion, United Dominion Realty, L.P. (United Dominion's Operating Partnership) and American Apartment Communities Operating Partnership, L.P., AAC Management LLC and Schnitzer Investment Corporation (the Limited Partners). The Limited Partners own a combined 20.9% interest in AAC II, LP. In exchange for the Limited Partners 20.9% interest in AAC II, LP, United Dominion will issue 5,614,035 Operating Partnership Units (OP Units) and cash. The transaction has been structured as a tax-free merger (Merger) and exchange of OP Units and will be treated as a purchase for accounting purposes.

         In accordance with the Merger Agreement, the purchase price consists of the following: (i) 8,000,000 shares of 7.5% Series D Convertible Preferred Stock ($25 liquidation preference value) which is convertible into United Dominion common stock at $16.25 per share with a fair market value of $175 million, (ii) the issuance of 5,614,035 OP Units with an aggregate fair value of $67.4 million, (iii) the assumption of $466.2 million of secured notes payable at fair value, (iv) the assumption of other liabilities aggregating $24.7 million and
(v) $56.5 million of cash. The aggregate purchase price of the Merger is estimated at approximately $806.0 million, including transaction costs and mortgage premiums.

         AAC owns 54 communities located in the West, Northwest, Midwest and Florida. The 54 communities contain 14,141 apartment homes with a weighted average year built of 1979. AAC's apartment communities are geographically distributed as follows:

                                         Number of                 Number of
City/State                         Apartment Communities        Apartment Homes
------------------------           ---------------------        ---------------
San Francisco/San Jose, CA                   4                          980
Monterey Peninsula, CA                      13                        2,076
Sacramento, CA                               2                          914
Los Angeles, CA                              2                          926
Other CA                                     2                          444
                                          ----                       ------
         Total California                   23                        5,340

Portland, OR                                 4                          996
Seattle, WA                                  3                          492
Denver, CO                                   2                          876
                                          ----                       ------
         Pacific Northwest                   9                        2,364

Columbus, OH                                 4                        1,344
Indianapolis, IN                             3                          875
Detroit, MI                                  4                          744
Lansing, MI                                  4                        1,227
Other Midwest                                4                          819
                                          ----                       ------
         Total Midwest                      19                        5,009

Tampa, FL                                    2                        1,108
South Florida                                1                          320
                                             -                       ------
         Total Florida                       3                        1,428
Total                                       54                       14,141
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